Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2005, except for Note 20 as to which the date is May 4, 2005, relating to the financial statements and financial statement schedule of HemoSense, Inc., which appears in Hemosense, Inc.’s Amendment No. 7 to the Registration Statement on Form S-1 (No. 333-123705).

/s/    PricewaterhouseCoopers LLP

San Jose, California

July 25, 2005